Exhibit 23.1

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Level 11, 1 Margaret St Sydney NSW 2000 Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moko Social Media Limited

Sydney, Australia

We have issued our report dated 30 October 2015 with respect to the consolidated financial statements of Moko Social Media Limited included in the Annual Report on Form 20-F for the fiscal year ended June 30, 2015, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report.

BDO East Coast Partnership
Sydney, Australia

November 24, 2015

BDO East Coast Partnership ABN 83 236 985 726 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO East Coast Partnership and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.